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                                                                     EXHIBIT 23


                        [COOPERS & LYBRAND LETTERHEAD]



                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference into: (A) the Registration Statements on Forms S-8 (Commission File Nos. 33-80967, 33-93884, 33-93882 and 33-86362) of Storage USA, Inc.; (B) the Registration Statements on Forms S-3 (Commission File Nos. 333-10903, 333-4556, 33-80965, 33-98142, 33-93886 and
33-91302) of Storage USA, Inc.; and (C) the Registration Statement on Form S-3, (Commission File No. 333-3344) of SUSA Partnership, L.P. of our report dated February 13, 1997, on our audit of the Historical Summaries of Combined Gross Revenues and Direct Operating Expenses for certain self-storage facilities for the year ended December 31, 1995, which report is included in this Form 8-K/A.


                                                   /s/ COOPERS & LYBRAND L.L.P.
                                                   COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
February 13, 1997